UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2014

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On July 18, 2014, Synta Pharmaceuticals Corp. (the “Company”)  entered into a new at-the-market issuance sales agreement (the “New Sales Agreement”), with MLV & Co. LLC (“MLV”) pursuant to which the Company may issue and sell shares of its common stock from time to time through MLV as its sales agent, subject to certain limitations, including the number of shares registered and available under the Company’s previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-187242) (the “Registration Statement”).

Any sales of shares of the Company’s common stock pursuant to the New Sales Agreement will be made under the Company’s Registration Statement and the related prospectus supplement dated July 18, 2014 and filed on July 18, 2014. MLV may sell the shares of common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV and the Company. MLV may also sell the shares of common stock in negotiated transactions, subject to the Company’s prior approval. Subject to the terms and conditions of the New Sales Agreement, MLV will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations to sell the shares of the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay MLV a commission of up to 3.0% of the gross proceeds of the sale of any shares of common stock sold through MLV as agent under the New Sales Agreement. The Company has also provided MLV with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the New Sales Agreement and no assurance can be given that the Company will sell any shares under the New Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The New Sales Agreement will terminate upon the earlier of the sale of all common stock subject to the New Sales Agreement or termination of the New Sales Agreement by the Company or MLV.  The New Sales Agreement supersedes the at-the-market issuance sales agreement dated May 7, 2014.

The foregoing description of the New Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the New Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The New Sales Agreement is also incorporated by reference into the Registration Statement. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the shares of common stock issuable under the New Sales Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Additionally, on July 17, 2014, the Company and its wholly owned subsidiary, Synta Securities Corp., as guarantor, entered into a Tenth Amendment, effective February 28, 2014 (the “Amendment”), to the Company’s Loan and Security Agreement with General Electric Capital Corporation (“GECC”), in its capacity as agent for GECC and MidCap Funding III, LLC as lenders, dated September 30, 2010, as amended on November 9, 2010, March 3, 2011, July 1, 2011, January 23, 2012, July 30, 2012, December 6, 2012, December 14, 2012, April 1, 2013 and November 25, 2013 (the “GECC Term Loan”). The terms of the GECC Term Loan provide that (i) the Company is required to provide GECC an operating plan not later than 60 days after the end of the Company’s fiscal year and (ii) the Company’s failure to replace a chief executive officer or chief financial officer within 120 days of such officer’s cessation is an event of default, as defined in the GECC Term Loan. The Amendment provides that (i) the Company is entitled to provide its annual operating plan for the fiscal year ended December 31, 2014 at any time prior to June 30, 2014 and (ii) Keith Gollust, as the Company’s Executive Chairman, may act in lieu of an appropriately qualified successor chief executive officer until June 30, 2015, or such later date as the Company’s board of directors determines in its reasonable business judgment.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02                                  Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	At the Market Issuance Sales Agreement, dated July 18, 2014, by and between the Registrant and MLV & Co. LLC.

10.2

Tenth Amendment, dated as of July 17, 2014 to Loan and Security Agreement, dated as of September 30, 2010, as amended, by and among Synta Pharmaceuticals Corp., Synta Securities Corp., General Electric Capital Corporation, and MidCap Funding III, LLC.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: July 18, 2014	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer